UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-41459	06-1269834
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

601 Merritt 7, Floor 1
Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 975-7110

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2025, Silgan Holdings Inc. (the “Company”) completed the issuance and sale of €600 million aggregate principal amount of its 4 1⁄4% Senior Notes due 2031 (the “Notes”) at 100 percent of their principal amount, in a previously announced private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Notes were sold pursuant to that certain Purchase Agreement, dated September 3, 2025, among the Company, certain of the Company’s U.S. subsidiaries and Merrill Lynch International, on behalf of itself and as representative of the other Initial Purchasers named therein (collectively, the “Initial Purchasers”), which Purchase Agreement was filed by the Company with its Current Report on Form 8-K on September 4, 2025. The Notes were issued pursuant to, and are governed by, that certain Indenture (the “Indenture”), dated as of September 12, 2025, among the Company, certain of the Company’s U.S. subsidiaries, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, UK Branch, as paying agent, and U.S. Bank Europe DAC, as registrar and transfer agent.

The net proceeds from the sale of the Notes were approximately €592.8 million after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company used the net proceeds from the sale of the Notes to repay outstanding revolving loan borrowings under the Company’s senior secured credit facility (the “Credit Agreement”).

The Notes are guaranteed on a senior unsecured basis by the Company’s U.S. subsidiaries that guarantee the Credit Agreement, the Company’s 1.4% Senior Secured Notes due 2026 (the “1.4% Notes”), the Company’s 4 1⁄8% Senior Notes due 2028 (the “4 1⁄8% Notes”) and the Company’s 2 1⁄4% Senior Notes due 2028 (the “2 1⁄4% Notes”) (such U.S. subsidiaries, collectively, the “Subsidiary Guarantors”). The Notes are not guaranteed by any of the Company’s U.S. subsidiaries that do not guarantee the Credit Agreement, the 1.4% Notes, the 4 1⁄8% Notes and the 2 1⁄4% Notes or any of the Company’s non-U.S. subsidiaries. The guarantee of each Subsidiary Guarantor will be released to the extent such subsidiary no longer guarantees the Credit Agreement or when the 1.4% Notes are paid off on or before they mature on April 1, 2026, provided the Company does not issue any other debt securities for which a U.S. subsidiary provides a guarantee before that date, or in certain other circumstances described in the Indenture.

The Notes and the related guarantees are general senior unsecured obligations of the Company and the Subsidiary Guarantors, respectively, and are (i) effectively subordinated to all of the Company’s and the Subsidiary Guarantors’ existing and future secured indebtedness, including secured indebtedness under the Credit Agreement and the 1.4% Notes, to the extent of the value of the assets securing such indebtedness, (ii) equal in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness, including the 4 1⁄8% Notes and the 2 1⁄4% Notes, (iii) senior to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated indebtedness, and (iv) structurally subordinated to the existing and future indebtedness and other liabilities (including trade payables) of the Company’s non-guarantor subsidiaries.

The Notes will bear interest at a rate of 4 1⁄4% per annum. The Indenture provides that interest on the Notes is payable semiannually in cash in arrears on February 15 and August 15 of each year, beginning on February 15, 2026, and the Notes mature on February 15, 2031.

Under the Indenture, the Company has the right to redeem the Notes, in whole or in part, at any time on or after September 15, 2027 initially at 102.125% of their principal amount, plus accrued and unpaid interest to the redemption date, declining ratably annually to 100% of their principal amount, plus accrued and unpaid interest to the redemption date, on or after September 15, 2029. Pursuant to the Indenture, at any time before September 15, 2027, the Company also has the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Indenture, together with accrued and unpaid interest to the redemption date. In addition, before September 15, 2027, the Company has the right to redeem up to 40% of the aggregate principal amount of outstanding Notes with the proceeds from sales of certain kinds of capital stock of the Company at a redemption price equal to 104.250% of their principal amount, plus accrued and unpaid interest to the redemption date. In the event of a Change of Control Repurchase Event (as defined in the Indenture), each holder of the Notes has the right to require the Company to repurchase such holder’s Notes at a price of 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. In addition, in connection with any tender offer for, or any other offer to purchase, the Notes (including a change of control offer), if holders of no less than 90% of the aggregate principal amount of the then outstanding Notes validly tender their Notes in such offer, the Company, or a third party making such offer, is entitled to redeem all remaining Notes at the price offered to each holder (excluding any early tender, incentive or similar fee).

The Indenture contains certain covenants which, among other things, limit (i) the Company’s ability and the ability of its restricted subsidiaries to create or incur liens; (ii) the Company’s ability to consolidate, merge or sell all or substantially all of its assets unless the Company is the surviving corporation or the surviving corporation or purchaser is a U.S. entity and assumes the obligations under the Notes and the Indenture; and (iii) the ability of the Company’s restricted subsidiaries (other than the Subsidiary Guarantors) to guarantee certain indebtedness unless such restricted subsidiaries also guarantee the Notes as provided in the Indenture. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture also contains certain customary events of default in respect of the Notes, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable which continues for a period of 30 days, failure to comply with certain covenants and agreements for 90 days after notice thereof and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 30% in aggregate principal amount of the then outstanding Notes to declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be immediately due and payable, or in the case of events of default involving bankruptcy or insolvency, such principal, premium, if any, and accrued and unpaid interest on the Notes will become immediately due and payable without action from the trustee or any holder of the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of Note, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of September 12, 2025, by and among Silgan Holdings Inc., certain U.S. subsidiaries of Silgan Holdings Inc., U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, UK Branch, as paying agent, and U.S. Bank Europe DAC, as registrar and transfer agent.

4.2	Form of Silgan Holdings Inc. 4 1⁄4% Senior Note due 2031 (included in Exhibit 4.1).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Executive Vice President, General Counsel and Secretary

Date: September 18, 2025

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